Exhibit 10.1

THIRD AMENDMENT TO MODIFICATION AGREEMENT

This THIRD AMENDMENT TO MODIFICATION AGREEMENT (this “Amendment”), made and entered into as of July 26, 2012, is by and among Winmark Corporation, a Minnesota corporation (“Winmark”) and BridgeFunds LLC, a Nevada Limited liability company (“BridgeFunds”).

RECITALS

1.             Winmark and BridgeFunds are parties to: (i) that certain Securities Purchase Agreement, dated as of October 13, 2004, as amended and assigned (the “Purchase Agreement”), pursuant to which Winmark holds four promissory notes representing aggregate indebtedness totaling $2.0 million, exclusive of unpaid interest, due from BridgeFunds (each note individually referred to herein as a “Note” and collectively as the “Notes”);  and (ii) that certain Modification Agreement, dated as of October 22, 2009, as amended by that certain First Amendment to Modification Agreement dated as of October 20, 2010 and that certain Second Amendment to Modification Agreement dated as of July 22, 2011 (as the same may from time to time be amended, restated, or modified, the “Modification Agreement”).

2.             Winmark and BridgeFunds desire to amend certain provisions of the Modification Agreement, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

1                              Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement, each Note and the Modification Agreement, unless the context shall otherwise require.

2                              Amendment.  Each Note and the Modification Agreement is hereby amended as follows:

2. (i)                        Maturity Date.  The maturity date in clause (i) of the first paragraph of each Note will be changed to June 30, 2013.

3                              Other Agreements Remain in Force.  Except as set forth in this Agreement, all obligations, covenants and agreements of the parties under each of the Notes, the Purchase Agreement and the Modification Agreement remain in full force and effect.

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IN WITNESS WHEREOF, each of Winmark and BridgeFunds has caused this Amendment to be executed as of the date and year first above written.

WINMARK CORPORATION

By:	/s/ Anthony D. Ishaug
Name: Anthony D. Ishaug
Title: Chief Financial Officer and Treasurer

BRIDGEFUNDS, LLC

By:	/s/ Kenneth Klein
Name: Kenneth Klein
Title: Manager